Exhibit 10.16

Pinon Ridge Corporation

31161 Highway 90. P.O. Box 825

Nucla, Colorado, USA

81424-0825

Attn: George Glasier

Gentlemen:

RE:      Definitive Agreement for the Acquisition of Pinon Ridge Resources Corporation (‘PRR’) by Western Uranium Corporation (‘Western’) as contemplated by the Letter of Intent dated November 2, 2017 between Western Uranium Corporation and Pinon Ridge Corporation (“PRC”) (the “Definitive Agreement”).

We refer to discussions between Western and the shareholders of PRC and to the Letter of Intent (the “LOI”) between Pinon Ridge Corporation and Western Uranium Corporation dated November 2, 2016, which sets forth the mutual intentions and understandings of the terms of a proposed transaction between the parties to be completed under the terms of a definitive agreement to be completed by March 1, 2017.

This date has now passed and, as discussed with George Glasier we wish to record our agreement to extend the execution of the proposed Definitive Agreement until April 30, 2017.

Please acknowledge your agreement to this extension by sign in the space set out below.

Yours very truly:

/s/ Michael Skutezky

AGREED this 9th day of March 2017.

/s/ George E.F. Glasier

George E.F.Glasier

cc Rob Klein CFO Western Uranium Corporation

Headquarters | 10 King Street East, Suite 700 | Toronto, Ontario M5C 1C3 | Canada

Operations | 31127 Hwy 90 Road | P.O. Box 98 | Nucla, CO 81424 | United States